EXHIBIT 99.2

hopTo Inc. Unveils Intuitive Mobile Productivity Application Offering A Revolutionary User Experience

Campbell, CA — December 10, 2012 — hopTo Inc., a wholly owned subsidiary of GraphOn Corporation (OTCQB: GOJO), today announced the limited beta release of their revolutionary new product, hopTo, for the flourishing mobile-to-PC marketplace. In aiming to bring a more natural and intuitive approach to remote desktop accessibility, hopTo offers a new kind of user experience for interacting with and editing documents remotely on tablets and other mobile devices.

hopTo, which is available as a limited beta as of today, boasts a number of significant advantages over various competing products. Rather than simply displaying the remote desktop on the mobile device using traditional “screen-scraping” techniques, hopTo allows users to browse, edit and save documents and files on their PC through an easy, user-centric, multi-touch enhanced user interface that feels natural to the mobile device.

“We are excited for the world to experience hopTo – we believe it is the most personal and intuitive mobile productivity app currently available,” said Eldad Eilam, President and CEO of hopTo Inc. “Mobile devices have changed the way we live, providing instant access at our fingertips. hopTo has the potential to transform the way we connect to and interact with our most important documents, regardless of where they are stored. It offers the power and flexibility of the PC, but with a mobile-centric user experience.”

Each subsequent update promises additional impressive features. Expect to see full support for the Microsoft Office Suite™, expansion into cloud storage services, and support for multiple PCs.  While hopTo is currently compatible with the iPad®, users can expect to access the software on iPhone® and Android® devices in upcoming releases.

“hopTo brings an unprecedented level of freedom and convenience to mobile users. All of your documents are literally just a touch away and can be accessed and edited from anywhere in the world, simply, from a mobile device,” said Christoph Berlin, COO of hopTo Inc.  “Moreover, with the ability to search, access and edit files on your personal PC and cloud storage services simultaneously, tablet devices will take on an entirely new role in the personal cloud environment.”

About hopTo Inc.
hopTo Inc., is a remote desktop solution offering a new kind of user-experience for interacting with and editing your documents with a simple touch, swipe or pinch. hopTo is based on and protected by a wide array of proprietary technology, including many issued and applied-for patents. hopTo will be marketed through the newly established, wholly-owned GraphOn™ subsidiary hopTo Inc. Those wishing to receive updates on hopTo developments and the beta release, please visit www.hopTo.com.

About GraphOn Corporation

Founded in 1996, GraphOn Corporation is a publicly traded company headquartered in Campbell, California. The company is an innovator of cost-effective, advanced solutions that help customers retrieve applications from anywhere.

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements.  Factors that may cause such a difference include the following: the success of our new products depends on a number of factors including market acceptance and our ability to manage the risks associated with new product introduction and developing and marketing new versions of the product; our revenue could be adversely impacted if any of our significant customers reduces its order levels or fails to order during a reporting period; and other factors, including those set forth under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in other documents we have filed with the SEC.

GraphOn is a registered trademark of GraphOn Corp. hopTo is a trademark of hopTo Inc. All other trademarks belong to their respective owners.

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